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                                                                       EXHIBIT 5

                                 August 23, 2000

Cellular Technical Services Company, Inc.
2401 Fourth Avenue
Seattle, Washington   98121

Gentlemen:

         We have acted as counsel to Cellular Technical Services Company, Inc. (the "Company") in connection with a Registration Statement on Form S-8, being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of the following shares of common stock, $.001 par value per share, of the Company (collectively, the "Shares"):
(i) 225,000 Shares, pursuant to options granted or which may be granted by the Company under amendments to its 1996 Stock Option Plan (the "1996 Plan"); and
(ii) 40,000 Shares, pursuant to options granted or which may be granted by the Company under an amendment to its 1993 Non-Employee Director Stock Option Plan (the "1993 Plan").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the 1993 Plan, the 1996 Plan, and the stock option contracts evidencing options granted under such plans, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement on Form S-8 and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                                      Very truly yours,

                                                      PARKER CHAPIN LLP

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